Exhibit 23.1

                          Independent Auditors' Consent
                          -----------------------------

The Shareholders and Board of Directors
Ramtron International Corporation:


We consent to the incorporation by reference in the registration statements (Nos. 333-12265, 333-33554, 333-60594 and 333-66252) on Form S-8 and (333-
19119, 333-47615, 333-87107, 333-95209, 333-42106 and 333-95209) on Form S-3
of Ramtron International Corporation and subsidiaries of our report dated February 6, 2004, with respect to the consolidated balance sheets of Ramtron International Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2003, and the related consolidated financial statement schedules, which report appears in the December 31, 2003, annual report on Form 10-K of Ramtron International Corporation.

Our report also refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002.

Our report dated February 6, 2004, contains an explanatory paragraph relating to the fact that the consolidated financial statements of Ramtron International Corporation and subsidiaries for the year ended December 31, 2001 were audited by other auditors who have ceased operations. As described in Note 4 to the consolidated financial statements, those consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of Ramtron International Corporation and subsidiaries other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

                                                /S/ KPMG LLP
                                                ------------
                                                KPMG LLP

Denver, Colorado
March 25, 2004

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